UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 22, 2012

Commission File No. 001-13349

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314

(Registrant's telephone number, including area code)

Inapplicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure	Page 1

Item 9.01 Financial Statements and Exhibits	Page 1

Signatures	Page 1

Exhibit Index	Page 2

ITEM 7.01

Regulation FD Disclosure

Bar Harbor Bankshares (the “Company”) (NYSE MKT: BHB) the parent company of Bar Harbor Bank & Trust, issued a press release today announcing that it has been selected to be added to the Russell 2000 and Russell 3000 indices effective after the stock market close of June 22, 2012.  Bar Harbor Bankshares will trade as a member of the Russell 2000 and Russell 3000 Indices’ of companies.  These indices are comprised of publicly traded domestic companies who meet the criteria of the indices, principally market capitalization.  Member companies are added or deleted annually as the indices are reconstituted each June.  Member companies have no influence on their addition or deletion to or from the index.  A copy of the Company’s press release is furnished with this current report as an exhibit.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

      Exhibits No. Description

a.1

Copy of Company’s press release dated June 22, 2012 is furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 22, 2012

BAR HARBOR BANKSHARES

 /s/ Joseph M. Murphy

Joseph M. Murphy

President and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

99.1

Copy of Company’s press release dated June 22, 2012